SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2009

POWER MEDICAL INTERVENTIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33770	23-3011410
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2021 Cabot Boulevard, Langhorne, Pennsylvania 19047

(Address of principal executive offices) (Zip Code)

(267) 775-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01             Other Events

Power Medical Interventions, Inc. (the “Company”) announced on June 2, 2009 that Intuitive Surgical, Inc. (“Intuitive Surgical”) has elected to exercise its right to receive an irrevocable license to certain Company intellectual property in exchange for an accelerated aggregate undiscounted milestone payment of $5 million.  The payment to the Company was made in connection with the License and Development Agreement between the Company and Intuitive Surgical dated as of September 9, 2008 (the “License and Development Agreement”).  As provided under the terms of the License and Development Agreement, Intuitive Surgical has the right to receive an irrevocable license by accelerating payment of remaining milestones. With this latest payment, the Company has received a total of $20 million from Intuitive Surgical under the License and Development Agreement.

A copy of the Company’s June 2, 2009 press release concerning the accelerated milestone payment by Intuitive Surgical is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01                                       Financial Statements and Exhibits

(d) Exhibits

Exhibit		Filed with this	Incorporated by Reference
No.	Description	Form 8-K	Form	Filing Date	Exhibit No.
99.1	Press release issued by Power Medical Interventions, Inc., dated June 2, 2009.	☒

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

POWER MEDICAL INTERVENTIONS, INC.

	By:	/s/ Brian M. Posner
Brian M. Posner
Chief Financial Officer

Date: June 3, 2009